Van Kampen Technology Fund
                          Item 77(O) 10F-3 Transactions
                      September 1, 2004 - February 28, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Founda  12/8/    -     $22.00 $519,42  14,900    0.06%  0.10%   Morgan  Citigr
 tion     04                   0,000                            Stanle    oup
 Coal                                                             y,
Holdin                                                          Citigr
  gs,                                                            oup,
 Inc.                                                            UBS
                                                                Invest
                                                                 ment
                                                                Bank,
                                                                Bear,
                                                                Stearn
                                                                 s &
                                                                 Co.
                                                                Inc.,
                                                                Credit
                                                                Suisse
                                                                First
                                                                Boston
                                                                  ,
                                                                Lehman
                                                                Brothe
                                                                 rs,
                                                                 ABN
                                                                 AMRO
                                                                Rothsc
                                                                 hild
                                                                 LLC,
                                                                Natexi
                                                                  s
                                                                Bleich
                                                                roeder
                                                                 Inc.
Advanc  12/15    -     $15.00 $21,500  50,000    0.23%  0.23%   Morgan  Montgo
   e     /04                    ,000                            Stanle   mery
Americ                                                            y,    Securi
a Cash                                                           Banc    ties
Advanc                                                            of
   e                                                            Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                 LLC
                                                                Wachov
                                                                  ia
                                                                Securi
                                                                ties,
                                                                Allen
                                                                  &
                                                                Compan
                                                                y LLC,
                                                                Stephe
                                                                  ns
                                                                 Inc.
                                                                Wells
                                                                Fargo
                                                                Securi
                                                                ties,
                                                                 LLC,
                                                                Ferris
                                                                  ,
                                                                Baker
                                                                Watts
                                                                Incorp
                                                                orated
                                                                , JMP
                                                                Securi
                                                                ties,
                                                                Thomas
                                                                Weisel
                                                                Partne
                                                                rs LLC

 Dolby  2/16/    -     $18.00 $495,00  36,100    0.13%  0.22%   Morgan  Goldma
Labora    05                   0,000                            Stanle    n,
tories                                                            y,     Sachs
 Inc.                                                           Goldma   & Co.
                                                                  n,
                                                                Sachs
                                                                & Co.,
                                                                JPMorg
                                                                 an,
                                                                Adams
                                                                Harkne
                                                                 ss,
                                                                Willia
                                                                  m
                                                                Blair
                                                                  &
                                                                Compan
                                                                  y